Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Circuit Research Labs, Inc.

Tempe, Arizona

We hereby consent to the incorporation in the Post-Effective Amendment No. 2 of the S-1 Registration Statement of our report dated April 11, 2008, relating to the consolidated financial statements of Circuit Research Labs, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/Semple, Marchal & Cooper, LLP

Phoenix, Arizona

May 30, 2008